UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 12, 2011, Oracle Corporation held its Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to Oracle Corporation’s Proxy Statement filed with the Securities and Exchange Commission on August 26, 2011.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2012 Annual Meeting of Stockholders or until his or her earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non- Votes
Jeffrey S. Berg	3,838,731,970	108,612,517	492,322,650
H. Raymond Bingham	3,309,163,633	638,180,854	492,322,650
Michael J. Boskin	3,840,489,328	106,855,159	492,322,650
Safra A. Catz	3,684,377,618	262,966,869	492,322,650
Bruce R. Chizen	3,603,636,034	343,708,453	492,322,650
George H. Conrades	3,558,648,720	388,695,767	492,322,650
Lawrence J. Ellison	3,847,895,653	99,448,834	492,322,650
Hector Garcia-Molina	3,871,563,312	75,781,175	492,322,650
Jeffrey O. Henley	3,821,832,423	125,512,064	492,322,650
Mark V. Hurd	3,771,549,029	175,795,458	492,322,650
Donald L. Lucas	3,842,354,704	104,989,783	492,322,650
Naomi O. Seligman	3,556,154,226	391,190,261	492,322,650

Proposal No. 2: Advisory Vote on Executive Compensation

The stockholders cast an advisory vote on executive compensation as follows: 2,620,931,348 shares in favor, 1,313,224,828 shares against, 13,188,311 shares abstaining and 492,322,650 broker non-votes.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The stockholders cast an advisory vote on the frequency of future votes relating to executive compensation as follows: 2,381,067,553 shares for 1 Year, 51,471,540 shares for 2 Years, 1,447,728,561 shares for 3 Years, 22,822,419 shares abstaining and 536,577,064 broker non-votes. The Board of Directors has determined that Oracle will hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of such votes.

Proposal No. 4: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2012 with 4,406,661,029 shares voting in favor, 28,646,288 shares against and 4,359,820 shares abstaining.

Proposal No. 5: Stockholder Proposal on Equity Retention

The stockholders defeated a stockholder proposal to request that the Compensation Committee of the Board adopt a policy requiring that senior executives retain at least 75% of net after-tax shares acquired through equity compensation programs until two years following the termination of their employment with 799,393,745 shares in favor, 3,135,640,224 shares against, 12,310,518 shares abstaining and 492,322,650 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011

ORACLE CORPORATION

By:	/s/ Dorian Daley
Name:	Dorian Daley
Title:	Senior Vice President, General Counsel and Secretary